Exhibit 10.7


                                                                  EXECUTION COPY

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                               SERVICING AGREEMENT

                                      among

                            MEDALLION FUNDING CORP.,

                                  as Servicer,

                          TAXI MEDALLION LOAN TRUST I,

                                  as Borrower,

                                       and

                             MERRILL LYNCH BANK USA,

                                    as Lender

                            Dated September 13, 2002








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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms..................................................1

                                   ARTICLE II

                             APPOINTMENT OF SERVICER

Section 2.01  Appointment of Servicer........................................5

                                   ARTICLE III

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 3.01  Duties of Servicer.............................................6
Section 3.02  Collection and Allocation of Medallion Loan Payments
                Modifications of Medallion Loans.............................7
Section 3.03  Realization upon Medallion Loans...............................7
Section 3.04  Maintenance of Security Interests..............................8
Section 3.05  Servicing Fee; Backup Servicing Fee............................8
Section 3.06  Access to Certain Documentation and Information Regarding
              Medallion Loans................................................8
Section 3.07  Servicer Expenses..............................................9
Section 3.08  Appointment of Subservicer.....................................9
Section 3.09  Delegation of Duties...........................................9
Section 3.10  Insurance......................................................9
Section 3.11  Enforcement of Prohibition on Transfer of Medallion...........10
Section 3.12  Conservation and Disposition of Medallion.....................10
Section 3.13  Proceeds......................................................10
Section 3.14  "Warm" Backup Servicer........................................10

                                   ARTICLE IV

              COLLECTION ACCOUNT; REPORTS; RAPID AMORTIZATION EVENT

Section 4.01  Collection Account............................................11
Section 4.02  Reports.......................................................12

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Section 4.03  Rapid Amortization Event......................................13

                                    ARTICLE V

                     SERVICER REPRESENTATIONS AND WARRANTIES

Section 5.01  Existence; Qualification......................................13
Section 5.02  Authority and Authorization; Enforceability; Approvals;
                Absence of Adverse Notice...................................13
Section 5.03  No Breach.....................................................14
Section 5.04  Litigation....................................................14
Section 5.05  Adverse Orders................................................14
Section 5.06  Taxes.........................................................14
Section 5.07  Chief Executive Office; Jurisdiction of Organization..........14
Section 5.08  Legal Name....................................................15
Section 5.09  Solvency......................................................15
Section 5.10  True and Complete Disclosure..................................15
Section 5.11  No Servicer Default...........................................15
Section 5.12  Underwriting and Servicing....................................15
Section 5.13  ERISA.........................................................15
Section 5.14  Sharing of Payments...........................................15

                                   ARTICLE VI

                            COVENANTS OF THE SERVICER

Section 6.01  Existence; etc................................................16
Section 6.02  Accuracy of Opinions..........................................16
Section 6.03  Prohibition on Adverse Claims.................................17
Section 6.04  Prohibition on Fundamental Change.............................17
Section 6.05  Prohibition on Modifications..................................17
Section 6.06  Amendment to Organizational Documents.........................17
Section 6.07  Financial Statements..........................................17
Section 6.08  Maintenance of Tangible Net Worth.............................18
Section 6.09  Maintenance of Ratio of Total Liabilities to Tangible Net
                Worth.......................................................18
Section 6.10  Litigation....................................................18
Section 6.11  Notices.......................................................18
Section 6.12  Funding Date Documentation....................................19
Section 6.13  Collection Account............................................19
Section 6.14  Borrowing Base Certificate....................................19
Section 6.15  Additional Information........................................19
Section 6.16  Limitation on Liens...........................................19
Section 6.17  Advertising, Origination and Servicing Activities.............19
Section 6.18  Maintenance of Insurance......................................19
Section 6.19  Credit and Collection Policy..................................20
Section 6.20  Capacity as Servicer..........................................20

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Section 6.21  Collections...................................................20

                                   ARTICLE VII

                      SERVICER INDEMNITIES AND RESIGNATION

Section 7.01  Liability of the Servicer; Indemnities of Servicer............20
Section 7.02  Limitation on Resignation of the Servicer.....................21
Section 7.03  Rights of the Lender in Respect of the Servicer...............21

                                  ARTICLE VIII

                             DEFAULT AND TERMINATION

Section 8.01  Termination...................................................22
Section 8.02  Additional Termination Requirements...........................22

                                   ARTICLE IX

Section 9.01  Appointment and Duties of Backup Servicer.....................23

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment.....................................................24
Section 10.02 Successors and Assigns........................................24
Section 10.03 No Partnership................................................24
Section 10.04 Governing Law.................................................24
Section 10.05 Notices.......................................................25
Section 10.06 Article and Section Headings; Severability of Provisions;
                Counterparts................................................26
Section 10.07 Miscellaneous.................................................26
Section 10.08 Costs; Expenses...............................................26
Section 10.09 Periodic Due Diligence Review.................................26



EXHIBITS

      EXHIBIT 1.01      Form of Backup Servicer Supplemental Agreement

      EXHIBIT 4.02(a)   Form of Servicing Report

      EXHIBIT 4.02(b)   Form of Eligibility Violation Notice

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     THIS SERVICING AGREEMENT, dated as of September 13, 2002 is entered into by and among TAXI MEDALLION LOAN TRUST I, having an address at 437 Madison Avenue, New York, New York 10022 (the "Borrower"), MEDALLION FUNDING CORP., having an address at 437 Madison Avenue, New York, New York 10022 (in such capacity, the "Servicer"), and MERRILL LYNCH BANK USA, having an address at 15 W. South
Temple, Suite 300, Salt Lake City, Utah 84101 (the "Lender").

                              PRELIMINARY STATEMENT

     WHEREAS, the Borrower is the owner of certain Medallion Loans;

     WHEREAS, the Lender has agreed to provide revolving credit loans to the Borrower, the proceeds of which shall be used to finance the purchase and carrying of Medallion Loans by the Borrower pursuant to the Loan and Security Agreement, dated as of September 13, 2002 (the "Loan Agreement"), by and between the Lender and the Borrower, as the same may be amended, supplemented or otherwise modified from time to time;

     WHEREAS, the Borrower and the Lender desire to have the Servicer service and administer the Medallion Loans, and the Servicer desires to service and administer the Medallion Loans; and

     WHEREAS, the Custodian has agreed to hold certain original documents relating to each Medallion Loan pursuant to the Custodial Agreement.

     NOW THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     Section 1.01 Defined Terms. (a) Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

     (b) Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     "Accepted Servicing Practices" has the meaning assigned to such term in
Section 3.01.

     "Agreement" means this Servicing Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     "Backup Servicer" shall mean a successor servicer acceptable to the Lender and the Borrower, party to the Backup Servicer Supplemental Agreement, or such other successor


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servicer as shall be designated by the Lender, and, as long as no Event of
Default or Servicer Default has occurred and is continuing, the Borrower, at any time or from time to time as the Backup Servicer.

     "Backup Servicing Fee" shall mean the fees to be paid to the Backup Servicer under the Backup Servicer Supplemental Agreement.

     "Backup Servicer Supplemental Agreement" shall mean the Backup Servicer Supplemental Agreement, between the Backup Servicer and the Lender, substantially in the form of Exhibit 1.01 hereto.

     "Borrower" has the meaning assigned to such term in the Preamble.

     "Custodial Fee" has the meaning assigned to such term in the Custodial Agreement.

     "Damages" has the meaning assigned to such term in Section 7.01(b) hereof.

     "Eligibility Violation Notice" means a written notice from the Borrower to the Lender in the form of Exhibit 4.02(b).

     "Indemnified Party" has the meaning assigned to such term in Section
7.01(b).

     "Intangible Assets" means all licenses, franchises, patents, patent applications, trademarks, program rights, good will, and research and development expense and other like intangible assets shown on the consolidated balance sheet of the Servicer and its Subsidiaries.

     "Lender" has the meaning assigned to such term in the Preamble and its successors and assigns.

     "Loan Agreement" has the meaning assigned to such term in the Preliminary Statement.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the contracts, property, business, condition (financial or otherwise) or prospects of the Servicer, (b) the ability of the Servicer to perform its obligations under the Servicing Agreement or any of the other Loan Documents to which it is a party, (c) the validity or enforceability of the Servicing Agreement or any of the other Loan Documents, or (d) the rights and remedies of the Lender under the Servicing Agreement or any of the other Loan Documents to which it is a party.

     "Medallion Funding" shall mean Medallion Funding Corp., and its successors and permitted assigns.

     "Medallion Loan Records" has the meaning assigned to such term in Section 8.02.

     "Medallion Loan Default" has the meaning assigned to such term in Section 3.03.


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     "Monthly Collection Period" means with respect to any Report Date, the preceding calendar month.

     "Payment Date" shall mean (i) each Regular Payment Date, (ii) any Business Day designated by the Borrower as a "Payment Date", provided, that, in the case of this clause (ii) the Borrower shall (x) have given the Lender and the Custodian one (1) Business Day's prior written notice of such Payment Date, and
(y) delivered a current Servicing Report to the Lender and the Custodian in accordance with Section 4.02(a) hereto, provided, further, that the Borrower shall designate a "Payment Date" pursuant to this clause (ii) only if the principal amount of the Advances to be paid on such day is at least $500,000, provided, further, that the Borrower shall not designate more than one "Payment Date" pursuant to this clause (ii) during any calendar week, (iii) each other Business Day on which a prepayment of the Advances is required under Section
2.07 of the Loan Agreement, and (iv) the Termination Date.

     "Reconciliation" shall have the meaning provided in Section 4.01(b).

     "Reference Time" shall have the meaning provided in Section 4.01(b).

     "Reference Week" shall have the meaning provided in Section 4.01(b).

     "Report Date" shall mean (a) the second Business Day immediately preceding each Payment Date, and (b) any other day, but no more than once per week, from time to time designated by the Lender as a "Report Date," provided, however, that if an Event of Default or Rapid Amortization Event has occurred and is continuing, the Lender may designate "Report Dates" more than once per week.

     "Servicer" has the meaning assigned to such term in the Preamble.

     "Servicer Default" means the occurrence of any of the following events:

     (a) The failure of the Servicer to deliver any payments, collections or proceeds which it is obligated to deliver under the terms hereof or of any other Loan Documents, at the times it is obligated to make such deliveries under the terms of any Loan Documents to which it is a party; or

     (b) Upon the earlier of (x) written notice from the Lender or (y) the date upon which the Servicer becomes aware thereof, the failure of the Servicer to observe or perform any other covenant hereunder or under the terms of any other Loan Documents, which failure is (i) not curable or (ii) curable and continues unremedied for a period of thirty (30) calendar days thereafter; or

     (c) the occurrence of an Event of Default referred to in paragraphs (a) or
(b) of Article VIII under the Loan Agreement, which Default continues unremedied for a period of five (5) Business Days; or

     (d) any representation, warranty or statement of the Servicer made hereunder or any other Loan Document to which it is a party shall prove to be incorrect in any material respect when made; or


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     (e) the occurrence of any Bankruptcy Event in respect of the Servicer, the
Borrower, the Parent or any of Subsidiary of the Parent; or

     (f) the Servicer shall assign, transfer or delegate any of its duties or obligations hereunder or under any other Loan Documents to a Person that is not a Servicer except as permitted by Section 3.08 or 3.09; or

     (g) the Servicer shall have suffered any material adverse change, as determined by the Lender in its sole discretion, exercised in good faith, to its business, operations, financial condition, properties or prospects that could reasonably be expected to have a material adverse effect on the ability of the Servicer to perform its obligations under this Servicing Agreement; or

     (h) the Servicer's activities are terminated in whole or in part by a Taxi Commission or other regulatory, tax or accounting body; or

     (i) the Servicer or an Affiliate of the Servicer shall fail to refinance or otherwise pay down loans from Medallion Funding for an amount not less than the amount required to satisfy in full, when each is due, the payments under the amended amortization schedule of the Medallion Credit Facilities as set forth in Annex 1 to Exhibit B to the Amended and Restated Commitment Letter, dated as of August 5, 2002, between the Lender and Medallion Funding, as such letter may be amended from time to time; or

     (j) Medallion Financial shall fail, within two (2) Business Days of the Effective Date, to transfer $5,000,000 to Freshstart to be utilized in connection with the SBA Commitment to lend to Freshstart; or

     (k) Freshstart shall fail, within two (2) Business Days of the Effective Date, to purchase loans from Medallion Funding or refinance loans owned by Medallion Funding in an aggregate amount not less than $5,000,000; or

     (l) Medallion Funding shall fail, within two (2) Business days after the Effective Date, to apply the $5,000,000 proceeds received from the sale or refinancing of loans to Freshstart to repay the obligations owed under the Medallion Credit Facilities, it being understood that such repayment shall be included in the amounts amortized for the purposes of clause (i) above; or

     (m) Freshstart shall fail to comply with the requirements set forth in the SBA Commitment to Freshstart or, Freshstart, within two (2) Business Days of the Effective Date, shall fail to apply for an SBA loan for the maximum amount permitted, based upon a $5,000,000 capital contribution, under the SBA Commitment to Freshstart; or

     (n) Freshstart shall fail, within fifteen (15) days of receipt of the proceeds of the SBA loan to Freshstart, to apply 100% of such proceeds to purchase loans from Medallion Funding or refinance loans owned by Medallion Funding; or

     (o) Medallion Funding shall fail to apply 100% of the proceeds received from Freshstart pursuant to clause (n) above to repay the obligations owed under the Medallion


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Credit Facilities, it being understood that such repayment shall be included in the amounts amortized for the purposes of clause (i) above; or

     (p) The Parent or Medallion Funding shall amend, supplement or otherwise modify the Medallion Credit Facilities after the Effective Date on terms providing for an earlier amortization than in the applicable amended Medallion Credit Facilities.

     "Servicing Fee" has the meaning assigned to such term in Section 3.05(a).

     "Servicing Fee Rate" shall mean the rate of 45 basis points (0.40%) per annum.

     "Servicing Report" shall have the meaning provided in Section 4.02(a).

     "Shared Services Agreement" means that certain Shared Services Agreement, dated as of the date hereof, between Medallion Funding and the Borrower, together with all instruments, documents and agreements executed in connection therewith, as such Shared Services Agreement may be amended, supplemented or otherwise modified from time to time.

     "Tangible Net Worth" means, at any date, (i) the amount which, in conformity with GAAP, would be set forth opposite the caption "shareholder's equity" (or any like caption, in each case inclusive of preferred stock) on a consolidated balance sheet of the Servicer and its Subsidiaries at such date, minus (ii) the aggregate amount reflected on such balance sheet of any Intangible Assets at such date.

     "Total Liabilities" shall mean, for any period, all liabilities of the Servicer and its Subsidiaries for such period, which in accordance with GAAP, would be classified on a balance sheet of the Servicer as liabilities.

                                   ARTICLE II

                             APPOINTMENT OF SERVICER

     Section 2.01 Appointment of Servicer. (a) The managing, servicing, administering and making collections on the Medallion Loans shall be conducted by the Person so designated from time to time as Servicer in accordance with this Agreement. Medallion Funding is hereby designated as, and hereby agrees to perform, the duties and obligations of the Servicer pursuant to the terms hereof and the other Loan Documents and shall continue to manage, service, administer and collect on the Medallion Loans pursuant to this Agreement, unless and until expressly agreed otherwise by the Borrower and the Lender.

     (b) Medallion Funding acknowledges that the other parties hereto have relied on Medallion Funding's agreement to act as Servicer hereunder in making their decision to execute and deliver this Agreement, the Loan Agreement and the other Loan Documents. Accordingly, Medallion Funding agrees that it will not resign as Servicer except as permitted pursuant to Section 7.02.


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     (c) Medallion Funding, in the case of clause (i) below, and Borrower, in the case of clause (ii) below, hereby agree that upon the designation of a successor servicer hereunder or the assumption by the Backup Servicer of the Servicer's duties and responsibilities in accordance with Section 9.01, (i) Medallion Funding will terminate its activities as Servicer hereunder in accordance with Section 8.02 and, in any case, in a manner which the Lender reasonably determines will facilitate the transition of the performance of such activities to such successor servicer or the Backup Servicer, as the case may be, and Medallion Funding shall cooperate with and assist such successor servicer or the Backup Servicer, as the case may be, and (ii) such successor servicer or the Backup Servicer shall, without any further action by the Borrower or such successor servicer or the Backup Servicer, be appointed as the Borrower's agent and attorney-in-fact for the purpose of exercising such power and authority as is or may from time to time be designated to the Servicer hereunder or under any other Loan Document.

                                  ARTICLE III

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

     Section 3.01 Duties of Servicer. The Servicer, for the benefit of the Borrower and the Lender, shall manage, service, administer and make collections on the Medallion Loans and enforce the Borrower's rights with respect to the collateral thereunder and any guarantees thereof in accordance with all applicable federal, state and local laws and regulations and with the degree of skill, care and diligence of prudent lenders in the industry for the servicing of comparable assets, but in no event, with less skill, care and diligence than the Servicer or any of its Affiliates exercises with respect to all comparable assets that it services for itself or others (such standards, the "Accepted Servicing Practices"). The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on Medallion Loans, investigating delinquencies, sending invoices to Obligors, as appropriate, reporting tax information, if any, to Obligors, preparing and delivering Medallion Loan Files to the Custodian, accounting for Collections and furnishing statements and reports to the Lender in accordance with this Agreement and the other Loan Documents. Except to the extent otherwise required pursuant to this Agreement, the Servicer shall follow the Accepted Servicing Practices in performing its duties as Servicer. To the extent consistent with the Accepted Servicing Practices and the following sentence, the Servicer shall have full power and authority, acting alone, to do any and all things in connection with management, servicing, administration and collection that it may deem necessary or desirable, including, without limitation, executing and delivering on behalf of itself and the Borrower, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Medallion Loans or any Medallion securing such Medallion Loans. The Servicer is authorized to release Liens on Medallions granted pursuant to the Medallion Loan, (i) if the debt secured thereby has been fully paid and the proceeds of the repayment of such debt are deposited in the Collection Account in accordance with Section 4.01 hereof, and/or (ii) to liquidate such Medallions in accordance with its customary standards, policies and procedures, Accepted Servicing Practices and the Credit and Collection Policy. If the Servicer shall commence a legal proceeding to enforce a Medallion Loan, the Borrower shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Medallion Loan to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a


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Medallion Loan on the ground that it shall not be a real party in interest or a holder entitled to enforce such Medallion Loan, the Borrower shall, at the Servicer's expense and direction, take steps to enforce such Medallion Loan, including bringing suit in the name of the Borrower. The Borrower shall, upon the written request of the Servicer, furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

     Section 3.02 Collection and Allocation of Medallion Loan Payments Modifications of Medallion Loans. (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Medallion Loans as and when the same shall become due, and shall follow such collection procedures as it follows with respect to comparable medallion loans that it or any of its Affiliates services for itself or others and otherwise act with respect to the Medallion Loans, the insurance policies and the other Collateral in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Lender with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Medallion Loan. The Servicer shall allocate Collections relating to principal and interest in accordance with the terms of the related Medallion Loans. Late prepayment fees, default interest, modification fees and any prepayment penalties on the Medallion Loans shall be retained for the account of the Borrower.

     (b) The Medallion Loan and other Medallion Loan Documents have not been and shall not be extended, waived, amended or modified except in accordance with the Servicer's written Underwriting Guidelines and the Credit and Collection Policy.

     Section 3.03 Realization upon Medallion Loans. (a) The Servicer shall enforce compliance with the terms of the Medallion Loans in a manner consistent with the Accepted Servicing Practices. The Servicer shall include in any Servicing Report on any Report Date any default under a Medallion Loan (a "Medallion Loan Default"), which such Servicer Report shall include actions the Servicer proposes to take with respect to such Medallion Loan Default, including, without limitation, (1) initiation or continuation of negotiations with the Obligor, (2) acceleration of such Medallion Loan, (3) repossession of the Medallion related to Medallion Loan, (4) initiation of litigation or collection proceedings, and (5) such other action as the Servicer may deem appropriate in conformity with the Accepted Servicing Practices.

     (b) Consistent with the standards, policies and procedures required by this Agreement and the Credit and Collection Policy, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate, if necessary, any Medallion securing a Medallion Loan with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as practicable after default on such Medallion Loan but in no event later than the date on which any regularly scheduled payment has become more than 360 days delinquent; provided, however, that the Servicer may elect not to repossess a Medallion within such time period if no Servicer Default has occurred and in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Medallion Loan (after giving effect to expenses associated with such repossession and reimbursement to the Servicer hereunder) would be increased by forbearance; and provided,


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further, that the Servicer shall not be required to repossess a Medallion if prohibited by law. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the Accepted Servicing Practices, which practices and procedures may include the sale of the related Medallion at a public or private sale, and other actions by the Servicer in order to realize upon a Medallion Loan.

     Section 3.04 Maintenance of Security Interests. (a) The Servicer shall take such steps as are necessary to maintain perfection of the first priority security interest created by the Loan Documents. The Servicer agrees to mark its master computer databases and computer files (by way of the creation of a special "field" or otherwise), in a manner acceptable to the Lender, to evidence the interests granted to the Lender under the Servicing Agreement, the Loan Agreement and the other Loan Documents. At any time and from time to time, the Servicer shall, or shall cause the Borrower to, and the Borrower will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further actions as are necessary (or as are reasonably requested by the Lender) for the purpose of obtaining or preserving the full benefits of the Lender under the Loan Agreement and of its rights and powers therein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created by the Loan Agreement or the taking of any other action necessary to preserve the status of the Lender's Liens on the Collateral as first priority perfected Liens. A photographic or other reproduction of the Loan Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

     (b) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Borrower and the Lender as are necessary to maintain perfection of the first priority security interest created by each Medallion Loan in the related Medallion, including the recording, registering, filing, re-recording, re-filing and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest under the respective Medallion Loans. The Borrower hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest in the name of Borrower as necessary because of any reason.

     Section 3.05 Servicing Fee; Backup Servicing Fee. (a) The Borrower shall pay to the Servicer (the "Servicing Fee"), as compensation for its activities hereunder, on each Regular Payment Date, an amount equal to the product of (i) the Servicing Fee Rate multiplied by (ii) a fraction, the numerator of which shall be the number of calendar days since the immediately prior Regular Payment Date, and the denominator of which shall be 360, multiplied by (iii) the Net Principal Balance of the Medallion Loans serviced by the Servicer.

     (b) The accrued and unpaid Servicing Fee shall be paid to the Servicer out of Collections as set forth in Section 4.01 hereto.

     (c) The accrued and unpaid Backup Servicing Fee, if any, shall be paid to the Backup Servicer out of Collections as set forth in Section 4.01 hereto.

     Section 3.06 Access to Certain Documentation and Information Regarding Medallion Loans. The Servicer shall provide to federal, state and local regulatory agencies, and


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their respective examiners, access to the documentation regarding the Medallion
Loans required by applicable regulations of such agencies. Such access shall be afforded without charge upon reasonable prior notice and during normal business hours at the offices of the Servicer designated by it. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

     Section 3.07 Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Lender, and shall be reimbursed for such expenses solely to the extent expressly provided herein.

     Section 3.08 Appointment of Subservicer. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that (i) the Lender shall have approved such appointment in writing; (ii) the Servicer shall remain obligated and be liable to the Borrower and the Lender for the servicing and administering of the Medallion Loans in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Medallion Loans; and (iii) the agreement with the subservicer provides that it may be terminated by any successor servicer (including the Backup Servicer) if the Servicer that had entered into such subservicing agreement is terminated as Servicer hereunder. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time and neither of the Borrower nor the Lender shall have any responsibility therefor.

     Section 3.09 Delegation of Duties. The Servicer may at any time perform through sub-contractors the specific duties of (i) repossession of Medallions, and (ii) pursuing the collection of deficiency balances on defaulted Medallion Loans, in each case without the consent of the Borrower or the Lender. The Servicer may also perform other specific duties through such sub-contractors in accordance with its customary servicing policies and procedures without the prior consent of the Borrower or the Lender. No such delegation or sub-contracting of duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties. Any sub-contractor engaged by the Servicer pursuant to this Section 3.09 shall (i) have all licenses and permits necessary to perform such specific duties, (ii) be a Person experienced in the performance of such specific duties, and (iii) not have been subject to any litigation, civil or criminal penalty, or other similar action, except to the extent reasonable and ordinary for a Person engaging in activities similar to such specific duties.

     Section 3.10 Insurance. The Servicer may sue to enforce or collect upon the insurance policies in its own name or as agent of the Borrower. If the Servicer elects to commence a legal proceeding to enforce an insurance policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Lender and the Borrower under such insurance policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an insurance policy on the grounds that it is not a real party in interest or a holder entitled to enforce the insurance policy, the Lender or the Borrower, at the Servicer's expense, shall take such steps as the Servicer deems reasonably necessary to enforce such insurance policy, including bringing suit in its name, in the name of the Borrower or, with the Lender's prior written consent which may be given or withheld in its sole discretion, in the name of the Lender. Any amounts collected by the Servicer under an insurance policy shall be deposited in the Collection Account upon receipt. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating the outstanding balance of any Medallion Loan under the Loan Agreement or any other Loan Document, be added to the Net Principal Balance of the related Medallion Loan, notwithstanding that the terms of such Medallion Loan so permit.

     Section 3.11 Enforcement of Prohibition on Transfer of Medallion. The Servicer will, to the extent it has knowledge of any sale or Lien, or prospective sale or Lien, by any Obligor of the related Medallion (whether by sale or by contract of sale, and whether or not the Obligor remains or is to remain liable under the Medallion Loan), exercise or cause to be exercised any rights to accelerate the maturity of such Medallion Loan under the terms thereof.

     Section 3.12 Conservation and Disposition of Medallion. In the event that any Medallion is repossessed by the Servicer, the Servicer shall conserve and protect each such Medallion for the Lender solely for the purpose of its prompt disposition and sale. The disposition of any such Medallion shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall determine in accordance with the Accepted Servicing Practices and with a view to maximizing the net present value recovery from such disposition. The Servicer shall deposit the proceeds any such disposition into the Collection Account no later than 11:00 a.m. on the Business Day following receipt thereof by the Servicer. Pending such deposit, such funds shall be held in trust by the Servicer for the benefit of the Lender.

     Section 3.13 Proceeds. If an Event of Default shall occur and be continuing, (a) all proceeds of Collateral received by the Servicer consisting of cash, checks and other cash equivalents shall be held by the Servicer in trust for the Lender, segregated from other funds of the Servicer, and shall forthwith upon receipt by the Servicer be turned over to the Lender in the exact form received by the Servicer (duly endorsed by the Servicer to the Lender, if required) and (b) any and all such proceeds received by the Lender (whether from the Servicer or otherwise) may, in the sole discretion of the Lender, be held by the Lender as collateral security for, and/or then or at any time thereafter may be applied by the Lender against, the Secured Obligations (whether matured or unmatured), such application to be in such order as the Lender shall elect. Any balance of such proceeds remaining after the Secured Obligations shall have been paid in full and the Loan Agreement shall have been terminated shall be paid over to the Servicer or to whomsoever may be lawfully entitled to receive the same. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, recoveries against Obligors, sale and foreclosure proceeds, and any other income and all other amounts received with respect to the Collateral.

     Section 3.14 "Warm" Backup Servicer. In the event an Acceptable Refinancing does not occur within 150 days after the Effective Date and there exists $20,000,000 or more in the aggregate outstanding under the Medallion Credit Facilities or $12,000,000 or more outstanding under either Medallion Credit Facility (a "Warm Backup Servicer Event"), the Servicer will use its best efforts to assist the Backup Servicer, as promptly as practicable thereafter, and in any event no later than 30 days after the occurrence of the Warm Backup Servicer Event, to become a "warm" backup servicer (i.e., the Backup Servicer shall have completed a thorough review of Medallion Funding's servicing of Medallion Loans and shall have been provided sufficient information and access to computer programs to permit a prompt and orderly transition of servicing if the Backup Servicer is instructed to become the Servicer upon the occurrence of a Servicer Default), and, in accordance with the Loan Agreement, if the Backup Servicer shall not have become a "warm" backup servicer within such 30-day period, as determined by the Lender in its reasonable discretion, the interest rate payable on the Advances shall be increased by 0.25% per annum until such time as the Lender shall determine, in its reasonable discretion, that the Backup Servicer shall have become a "warm" backup servicer. Following the occurrence of a Warm Backup Servicer Event, the Servicer shall fully cooperate with the Backup Servicer's review and due diligence of the Servicer's servicing procedures in connection with the Medallion Loans, including the Backup Servicer's ongoing monitoring of servicing. The fees and expenses of the Backup Servicer shall be for the account of the Borrower.

                                   ARTICLE IV

              COLLECTION ACCOUNT; REPORTS; RAPID AMORTIZATION EVENT

     Section 4.01 Collection Account.
                  ------------------

     (a) (i) The Servicer shall instruct all Obligors to remit payments in respect of the Medallion Loans to the Servicer for deposit to the Collection Account. The Servicer shall deposit to the Collection Account, no later than 11:00 a.m. on the Business Day following receipt thereof by the Servicer, all Collections received by the Servicer. Pending such deposit, such funds shall be held in trust by the Servicer for the benefit of the Lender.

          (ii) Funds on deposit in the Collection Account on any day shall be held therein in trust for the benefit of the Lender.

     (b) Funds deposited in the Collection Account in any week (a "Reference Week") shall be applied as follows. If the Servicer shall have provided the Lender with a reconciliation reasonably acceptable to the Lender (a "Reconciliation") by 2:00 p.m., New York time, of the first Business Day of the week following the Reference Week (the "Reference Time") showing what portion of the collections deposited to the Collection Account during the Reference Week are repayments of principal and what portion are payments of interest, then, on such first Business Day, the Lender shall apply an amount equal to the principal collections to repayment of the outstanding principal balance of the Advances on such day and shall transfer an amount equal to the interest collections to an interest sub-account of the Collection Account. If no Reconciliation is provided for a Reference Week by the Reference Time on such first succeeding Business Day, all collections deposited to the Collection Account during such Reference Week shall be applied to repayment of all accrued but unpaid interest and then the outstanding principal balance of the Advances on such first succeeding Business Day.

     (c) Funds deposited in the Collection Account shall be held therein in trust for the Lender. Subject to paragraph (b) above and the terms of the Collection Account Control Agreement, on each Regular Payment Date the Collection Account Bank shall (based on the Servicing Report delivered by the Servicer pursuant to Section 4.02(a) hereunder for such Regular Payment Date) withdraw any funds on deposit (including funds representing earnings of investments made from funds in the Collection Account) in the Collection Account and apply such funds as follows:

               first, (i) to the Servicer for payment of the Servicing Fee then due, and (ii) to the Backup Servicer for payment of the Backup Servicing Fee, if any, then due;

               second, to the Custodian for payment of the Custodial Fee then due;

               third, to the payment of interest on the Advances then accrued and unpaid as of such Payment Date;

               fourth, to the payment of other Secured Obligations (other than payments in respect of principal on the Advances) then due;

               fifth, to the payment of any principal of the Advances then due (whether pursuant to Sections 2.05 or 2.07 of the Loan Agreement, by acceleration or otherwise);

               sixth, to the Borrower any amounts remaining on deposit in the sub-account of the Collection Account.

Notwithstanding the foregoing, if an Event of Default or Rapid Amortization Event has occurred, funds in the Collection Account shall be withdrawn and applied to the Secured Obligations, Servicing Fee, Custodial Fee and Backup Servicing Fee, if applicable, at such times, and in such order of application, as the Lender shall select in its sole discretion; provided that the Lender agrees to permit payments required under clauses first and second above on each Payment Date. Any funds remaining in the Collection Account on any Payment Date following the application set forth above shall be remitted to the Borrower; provided that such funds shall not be remitted to the Borrower pursuant to priority sixth above or otherwise if a Default or Rapid Amortization Event is continuing or if, after the release of such funds, or Borrowing Base Deficiency would exist and shall instead be applied to the payment of principal on the Advances or as the Lender shall otherwise direct.

     The allocations to be made under this Section shall be described in the related Servicing Report delivered pursuant to Section 4.02(a).

     Section 4.02 Reports.
                  -------

     (a) The Servicer shall deliver to the Lender and the Custodian on each Report Date a servicing report (the "Servicing Report") with respect to the Monthly Collection Period, in a computer-readable format acceptable to the Lender, listing and setting forth such information in respect of, all Medallion Loans as the Lender may request, including, without limitation, the outstanding principal balance and interest accrued, any prepayments in whole or in part, and delinquency status of each Medallion Loan, substantially in the form attached hereto as Exhibit 4.02(a). The Servicer shall deliver to the Lender a hard copy of any such report upon request of the Lender.

     (b) Upon discovery by the Servicer of any Medallion Loan ceasing to be an Eligible Medallion Loan, if a Borrowing Base Deficiency exists or will result therefrom, the Servicer shall (or shall cause the Borrower to) deliver an Eligibility Violation Notice to the Lender, substantially in the form attached hereto as Exhibit 4.02(b), no later than 12:00 (noon) New York time on the Business Day immediately succeeding such discovery.

     (c) The Servicer shall deliver to the Lender and/or permit the Lender to inspect any property, books, valuations, records, audits or other information as the Lender may reasonably request upon reasonable prior notice.

     Section 4.03 Rapid Amortization Event. If a Rapid Amortization Event occurs and is continuing, the Servicer shall so notify the Lender immediately following the discovery of such Rapid Amortization Event. From and after the occurrence of a Rapid Amortization Event, the Lender may, by notice to the Borrower and the Servicer, direct that all Collections not applied to interest be applied to repayment of principal of the Advances until, after giving effect to such repayments and any change in the Weighted Average Loan-to-Value Ratio, the Combined Loan-to-Value Ratio is 72% or lower.

                                   ARTICLE V

                     SERVICER REPRESENTATIONS AND WARRANTIES

     As of the Effective Date and each Funding Documentation Receipt Date, the Servicer represents and warrants to the Lender that:

     Section 5.01 Existence; Qualification. The Servicer is a New York corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the power and all licenses necessary to own its assets and to transact the business in which it is presently engaged, and is duly qualified and in good standing under the laws of each jurisdiction where the conduct of its business requires such qualification.

     Section 5.02 Authority and Authorization; Enforceability; Approvals; Absence of Adverse Notice. The Servicer has the power, authority and legal right to make, deliver and perform this Servicing Agreement and each of the Loan Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Servicing Agreement and each of the Loan Documents to which it is a party. This Servicing Agreement and each of the Loan Documents to which the Servicer is a party constitutes the legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with their respective terms except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application affecting creditors' rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law). No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency (including, without limitation, any Taxi Commission) is required in connection with the execution, delivery or performance by the Servicer of this Servicing Agreement or any Loan Document to which it is a party, or the validity or enforceability of this Servicing Agreement or any such Loan Document or the Medallion Loans, other than such as have been met or obtained, except where the failure to obtain such would not have a Material Adverse Effect. The Servicer has not received any notice, nor does the Servicer have any knowledge or reason to believe, that any Taxi Commission or other Governmental Authority intends to seek the cancellation, termination or modification of any of its licenses or permits, or that valid grounds for such cancellation, termination or modification exist.

     Section 5.03 No Breach. The execution, delivery and performance of this Servicing Agreement and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto in connection with the pledge of the Collateral will not (i) create any Adverse Claim on the Collateral other than as contemplated herein or (ii) violate any provision of any existing law or regulation (including, without limitation, the Investment Company Act of 1940, as amended) or any order or decree of any court, regulatory body or administrative agency or the certificate of formation or by-laws of the Servicer or any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer or any property or assets of the Servicer may be bound.

     Section 5.04 Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is presently pending or, to the knowledge of the Servicer, threatened against the Servicer or any properties of the Servicer or with respect to this Servicing Agreement which, if adversely determined, could have a Material Adverse Effect.

     Section 5.05 Adverse Orders. No injunction, writ, restraining order or other order of any nature adversely affects the Servicer's performance of its obligations under this Servicing Agreement or any Loan Document to which the Servicer is a party.

     Section 5.06 Taxes. The Servicer has filed (on a consolidated basis or otherwise) on a timely basis all tax returns (including, without limitation, all foreign, federal, state, local and other tax returns) required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from the Servicer. No tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by the Servicer in connection with the execution and delivery of this Servicing Agreement and the other Loan Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due.

     Section 5.07 Chief Executive Office; Jurisdiction of Organization. On the Effective Date, the Servicer's chief executive office is (and the location of the Servicer's records regarding the Medallion Loans), and during the four months immediately preceding July 1, 2001 such office has been, located at 437 Madison Avenue, New York, New York 10022. On the Effective Date, the Servicer's jurisdiction of organization is New York. In the event of a disaster at the location of the Servicer's chief executive office or at the location of the Servicer's records regarding the Medallion Loans, the Servicer shall maintain its back-up office and records at 11-49 44th Drive, Long Island City, New York 11101.

     Section 5.08 Legal Name. The Servicer's legal name is as set forth in this Servicing Agreement; the Servicer has not changed its name since its formation; the Servicer does not have trade names, fictitious names, assumed names or "doing business as" names.

     Section 5.09 Solvency. The Servicer is solvent and will not become insolvent after giving effect to the transactions contemplated hereby; the Servicer is paying its debts as they become due; and the Servicer, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.

     Section 5.10 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Servicer to the Lender or the Custodian in connection with the negotiation, preparation or delivery of this Servicing Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto are true and correct in every material respect, or (in the case of projections) are based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of the Servicer that, after due inquiry, should reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender or the Custodian for use in connection with the transactions contemplated hereby or thereby.

     Section 5.11 No Servicer Default. No Servicer Default has occurred and is continuing.

     Section 5.12 Underwriting and Servicing. Each of the Medallion Loans is being serviced in conformance with the Servicer's Credit and Collection Policy and otherwise in accordance with Accepted Servicing Practices.

     Section 5.13 ERISA. The Servicer is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) to the Pension Benefit Guaranty Corporation (or any successor thereto) under ERISA.

     Section 5.14 Sharing of Payments. There is not now, nor will there be at any time in the future, any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth in the Shared Services Agreement and the Loan Documents) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.

                                   ARTICLE VI

                            COVENANTS OF THE SERVICER

     The Servicer covenants and agrees with the Lender that, so long as any Advance is outstanding and until the later to occur of the payment in full of all Secured Obligations and the termination of this Servicing Agreement:

     Section 6.01 Existence; etc.

     (a) The Servicer will observe all corporate procedures required by its certificate of incorporation, by-laws the laws of its jurisdiction of formation. the Servicer will maintain its corporate existence in good standing under the laws of its jurisdiction of organization and will promptly obtain and thereafter maintain qualifications to do business as a foreign corporation in any other state in which it does business and in which it is required to so qualify.

     (b) The Servicer will comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all environmental laws, all laws with respect to unfair and deceptive lending practices and predatory lending practices), if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

     (c) The Servicer will not move its chief executive office from the address referred to in Section 5.07 or change its jurisdiction of organization from the jurisdiction referred to in Section 5.01 unless it shall have provided the Lender 30 days' prior written notice of such change.

     (d) The Servicer will pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

     (e) The Servicer will permit representatives of the Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender.

     (f) The Servicer shall, to the extent required by applicable law, disclose all material transactions associated with this transaction in appropriate regulatory filings and public announcements.

     Section 6.02 Accuracy of Opinions. The Servicer shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinion of Willkie, Farr & Gallagher, counsel to the Servicer, issued in connection with the Servicing Agreement and other Loan Documents and relating to the issues of substantive consolidation and true sale of the Medallion Loans.

     Section 6.03 Prohibition on Adverse Claims. Except as otherwise provided herein or in any other Loan Document, the Servicer shall not purport to sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Medallion Loan, any Collections related thereto or any other Collateral related thereto, or upon or with respect to any account to which any Collections of any Medallion Loan are sent, or assign any right to receive income in respect thereof.

     Section 6.04 Prohibition on Fundamental Change. The Servicer will not engage in, or suffer any, change of ownership, dissolution, winding up, liquidation, merger or consolidation with, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired), or acquire all or substantially all of the assets or capital stock or other ownership interest of any Person.

     Section 6.05 Prohibition on Modifications. The Servicer will not amend, modify, waive or terminate any terms or conditions of the Servicing Agreement without the written consent of the Lender (which consent shall not be unreasonably withheld in the case of an amendment curing an ambiguity or correcting any inconsistent provisions of the Servicing Agreement), and shall perform its obligations thereunder.

     Section 6.06 Amendment to Organizational Documents. The Servicer will not amend, modify or otherwise make any change to its organizational documents without the consent of the Lender.

     Section 6.07 Financial Statements. (a) The Servicer shall deliver to the Lender within 30 days after the last day of each calendar month, (i) unaudited consolidated balance sheets and statements of income and cash flows for the Servicer for such quarter (including, if such calendar month is the last month of a calendar quarter, consolidated statements of cash flows for such calendar quarter) and (ii) a certificate of an officer of the Servicer, whose position is vice president or higher, stating that such financial statements are presented fairly in all material respects and in accordance with GAAP, subject to year-end audit adjustments.

     (b) The Servicer shall deliver to the Lender within 90 days after the end of each fiscal year, the consolidated balance sheets of the Servicer and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Servicer and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Servicer and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Servicer Default. The annual separate financial statements of the Servicer shall disclose the effects of the transactions contemplated by the Purchase Agreement as a sale and/or contribution of the Medallion Loans and other Collateral.

     The Servicer will furnish to the Lender, at the time it furnishes each set of financial statements pursuant to paragraphs (a) and (b) above, a certificate of a Responsible Officer of the Servicer (i) stating that, to the best of such Responsible Officer's knowledge, the Servicer during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Servicing Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Servicer Default except as specified in such certificate (and, if any Servicer Default has occurred and is continuing, describing the same in reasonable detail and describing the action the Servicer has taken or proposes to take with respect thereto) and (ii) showing in detail the calculations supporting such Responsible Officer's certification of the Servicer's compliance with the requirements of the financial covenants found in Sections 6.08 and 6.09 hereto.

     Section 6.08 Maintenance of Tangible Net Worth. The Servicer shall maintain Tangible Net Worth at all times of not less than $55,000,000.

     Section 6.09 Maintenance of Ratio of Total Liabilities to Tangible Net Worth. The ratio of Total Liabilities to Tangible Net Worth shall not be greater than 4 to 1 at any time.

     Section 6.10 Litigation. The Servicer will promptly, and in any event within 10 days after service of process on any of the following, give to the Lender notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting the Servicer or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) which, individually or in the aggregate, if adversely determined, could be reasonably have a Material Adverse Effect, or (iii) requires filing with the Securities and Exchange Commission in accordance with the 1934 Act and any rules thereunder.

     Section 6.11 Notices. The Servicer, in its capacity as Servicer, shall give notice to the Lender:

     (a) promptly upon receipt of notice or knowledge of the occurrence of any Servicer Default or any Rapid Amortization Event;

     (b) promptly upon receipt of notice or knowledge of (i) any default related to any Collateral, (ii) any Lien or security interest (other than security interests created hereby or by the other Loan Documents) on, or claim asserted against, any of the Collateral or (iii) any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect.

     (c) promptly upon any material change in the market value of any or all of the Servicer's assets.

     (d) promptly upon receipt of notice or knowledge of any issuance, or possible issuance, of additional Medallions by New York City, Chicago, Boston, Cambridge, Newark, Philadelphia or any other jurisdiction for which the Lender has financed the purchase of

Medallion Loans by the Borrower or any change in the regulations relating to Medallion lending, servicing, foreclosure or the financing of medallion loans in any such jurisdictions.

     (e) within one (1) Business Day, of any and all notices given by the Servicer in connection with any participation agreement in which the related Medallion Loan has been pledged to the Lender under the Loan Agreement.

     Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Servicer setting forth details of the occurrence referred to therein and stating what action the Servicer has taken or proposes to take with respect thereto.

     Section 6.12 Funding Date Documentation. The Servicer shall deliver to the Custodian on or before each Funding Date the Funding Date Documentation with respect to the Medallion Loans being pledged under the Loan Agreement on such Funding Date.

     Section 6.13 Collection Account. The Servicer shall (a) cause the Collection Account Bank to deliver to the Lender copies of monthly statements with respect to the Collection Account or (b) promptly deliver copies of such statements to the Lender.

     Section 6.14 Borrowing Base Certificate. The Servicer shall deliver to the Lender within fifteen (15) Business Day after the last day of each calendar month, a Borrowing Base Certificate showing the Borrowing Base as of the last day of the prior calendar month, certified as complete and correct by a Responsible Officer.

     Section 6.15 Additional Information. The Servicer shall, from time to time, provide to the Lender such other information, reports, financial statements and documents as the Lender may reasonably request.

     Section 6.16 Limitation on Liens. The Servicer will defend the Collateral against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Collateral, other than the security interests created under the Loan Agreement or Permitted Participation Interests, and the Servicer will defend the right, title and interest of the Lenders in and to any of the Collateral against the claims and demands of all persons whomsoever.

     Section 6.17 Advertising, Origination and Servicing Activities. All servicing activities, procedures and materials used with regard to any Medallion Loan made or accounts acquired, collected or serviced by the Servicer comply with all applicable Federal, state and local laws, ordinances, rules and regulations, including but not limited to those related to usury, truth in lending, real estate settlement procedures, consumer protection, equal credit opportunity, fair debt collection, rescission rights and disclosures, except where failure to comply would not have a Material Adverse Effect.

     Section 6.18 Maintenance of Insurance. The Servicer will maintain at all times in full force and effect with financially sound and reputable insurance companies insurance covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practices for policies of insurance.

     Section 6.19 Credit and Collection Policy. The Servicer shall not amend, modify or revise the Credit and Collection Policy without the prior written consent of the Lender, which consent shall not be unreasonably withheld or delayed. In the event that the Servicer makes any amendment or modification to the Credit and Collection Policy, the Servicer shall promptly deliver to the Lender a complete copy of the amended or modified the Credit and Collection Policy.

     Section 6.20 Capacity as Servicer. The Servicer will, to the extent necessary, maintain separate records on behalf of and for the benefit of the Lender, will act in accordance with instructions and directions, delivered in accordance with the terms hereof, from the Borrower and/or the Lender in connection with its servicing of the Medallion Loans hereunder, and will ensure that, at all times when it is dealing with or in connection with the Medallion Loans in its capacity as Servicer, it holds itself out as Servicer, and not in any other capacity.

     Section 6.21 Collections. The Servicer shall, to the extent possible, only accept Collections consisting of checks, wire transfers or electronic transfers.

                                  ARTICLE VII

                      SERVICER INDEMNITIES AND RESIGNATION

     Section 7.01 Liability of the Servicer; Indemnities of Servicer. (a) The Servicer shall be contractually liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

     (b) The Servicer agrees to hold the Lender, the Backup Servicer, the Custodian and each of its officers, directors, agents and employees (each, an "Indemnified Party") harmless from and indemnify each Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind (including but not limited to attorneys' fees and expenses) (collectively, "Damages") which may be imposed on, incurred by or asserted against such Indemnified Party in any suit, action, claim or proceeding relating to or arising out of or based on any breach of any representation, warranty, covenant or other term of this Agreement by the Servicer or any subservicer, the failure of the Servicer or any subservicer to meet the Accepted Servicing Practices in connection with any action (or failure to act) hereunder or under any other Loan Documents, in its capacity as the Servicer, or any negligence or willful misconduct of the Servicer or any subservicer in connection with the performance of its obligations under this Agreement and the other Loan Documents, in its capacity as the Servicer, except, in each case, to the extent arising from such Indemnified Party's gross negligence or willful misconduct. Without limiting or being limited by the foregoing, the Servicer shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Damages resulting from any of the following:

               (i) the failure of Servicer to correctly report Eligible Medallion Loans in any report or other information provided by the Servicer to the Lender, the Backup Servicer or the Custodian, or in any calculation of the Borrowing Base made by the Servicer;

               (ii) the failure of any representation or warranty or statement made or deemed made by the Servicer hereunder or under any other Loan Document to have been true and correct when made;

               (iii) the failure by the Servicer or any subservicer to comply with any applicable law, rule or regulation with respect to any Medallion Loan or related Medallion;

               (iv) action, or failure to act, by the Servicer that results in the failure to maintain in favor of the Lender as required under this Servicing Agreement and the other Loan Documents a valid and enforceable security interest in the Collateral or the failure to maintain such security interests as first priority perfected security interests as required under this Servicing Agreement and the other Loan Documents;

               (v) the commingling of Collections at any time with other funds; and

               (vi) any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of any Person, arising out of or relating to any action (or failure to act) by the Servicer in accordance with its obligations hereunder.

     (c) Indemnification under this Section shall survive the resignation or removal of the Servicer or the termination of this Agreement, with respect to any act (or the failure to act) by the Servicer which occurred (or failed to occur) prior to such resignation, removal or termination and shall include fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

     Section 7.02 Limitation on Resignation of the Servicer. The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) by mutual agreement among the Servicer, the Borrower and the Lender or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any determination under clause (b) above permitting the resignation of the Servicer shall be evidenced by an opinion of counsel (which counsel shall be acceptable to Lender) to such effect delivered to the Lender and the Borrower. No such resignation shall become effective until a successor servicer or the Backup Servicer shall have assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder. Any such successor servicer must be an established servicer of loans secured by taxi medallions and must be approved in writing by the Lender.

     Section 7.03 Rights of the Lender in Respect of the Servicer. The Servicer shall afford the Lender, upon reasonable notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations. Upon request, the Servicer shall furnish the Lender with such information as the Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Servicer shall permit the Lender to inspect the Servicer's servicing facilities for the purpose of satisfying the Lender that the Servicer has the ability to service the Medallion Loans as provided in this Servicing Agreement and the other

Loan Documents. The Lender shall not have any responsibility or liability for any action or failure to act by the Servicer, and is not obligated to supervise the performance of the Servicer under this Agreement or otherwise.

                                  ARTICLE VIII

                             DEFAULT AND TERMINATION

     Section 8.01 Termination. Upon the occurrence of a Servicer Default, the Lender may terminate all the rights and obligations of the Servicer under this Agreement as to any or all of the Medallion Loans by delivering notice of termination to the Servicer with a copy to the Borrower.

     Section 8.02 Additional Termination Requirements.
                  -----------------------------------

     (a) In the event (i) that notice of termination of the rights and obligations of the Servicer pursuant to Section 8.01 of this Agreement is given by the Lender, or (ii) the Servicer resigns or is removed in accordance with
Section 7.02, the Servicer covenants to safeguard the Servicing Records and that all funds and Medallion Loan Documents relating to the affected Medallion Loans (collectively, the "Medallion Loan Records") shall, at the option of the Lender, immediately upon receipt of notice of termination or the resignation or removal of the Servicer, be submitted to the control of the Lender or its designee (including, without limitation, the Backup Servicer) and that, on the date of termination, they will be transferred to the Lender or its designee (including, without limitation, the Backup Servicer), without prejudice to the rights, if any, of any party against any other party.

     (b) Notwithstanding any termination of this Agreement, or of all or a portion of the rights and obligations of the Servicer hereunder, the Servicer shall not be relieved of liability for all amounts due, or responsibilities owed the Borrower, the Backup Servicer or the Lender in respect of its obligations hereunder while it served as the servicer hereunder. The Servicer forthwith upon such termination or resignation shall (i) pay over to the Collection Account all Collections held by it or subsequently received by it with respect to the affected Medallion Loans pursuant to this Agreement or pursuant to any other written agreement, letter or arrangement with the Lender, (ii) deliver to the Lender and the Backup Servicer or other designee selected by the Lender a full accounting in respect of the affected Medallion Loans, including a statement showing the monthly payments and other amounts collected by or on behalf of it and a statement of moneys held in trust by or on behalf of it for the payment of taxes, insurance premiums or other charges with respect to the affected Medallion Loans, (iii) otherwise use its best efforts to effect the orderly and efficient transfer of servicing of the affected Medallion Loans to the Backup Servicer or other designee selected by the Lender, and (iv) arrange for the physical transfer and delivery to the Backup Servicer or other designee selected by the Lender of all Medallion Loans and copies thereof in its possession, and all Medallion Loan Records. Any successor servicer hereunder shall meet the requirements and be selected in accordance with the procedures specified in
Section 7.02. Notwithstanding any termination of this Agreement, or any termination of all the rights and obligations of the Servicer hereunder as to all or any number of Medallion Loans, or any resignation of the Servicer, in any case pursuant to any provision of this Agreement, the Servicer shall be entitled to receive all amounts accrued and owing to it under this Agreement from the Borrower in accordance with Section 4.01 hereof.

                                   ARTICLE IX

     Section 9.01 Appointment and Duties of Backup Servicer.

     (a) Upon the termination of the Servicer pursuant to Section 8.01, all authority and power of the Servicer under this Agreement, whether with respect to the Collateral or otherwise, shall pass to and be vested in the Backup Servicer pursuant to and under this Section, and, without limitation, the Backup Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination or to perform the duties of the Servicer under this Agreement. The Servicer agrees to cooperate with the Lender and the Backup Servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, notification to the Obligors of the assignment of the servicing function, providing the Backup Servicer with all records, in electronic or other form, reasonably requested by it to enable the Backup Servicer to assume the servicing functions hereunder and the transfer to the Backup Servicer for administration by it all cash amounts which at the time should be or should have been deposited by the Servicer in the Collection Account or thereafter be received by the Servicer with respect to the Medallion Loans. Neither the Lender nor the Backup Servicer shall be deemed to have breached any obligation hereunder as a result of a failure to make or delay in making any distribution as and when required hereunder caused by the failure of the Servicer to remit any amounts received by it or to deliver any documents held by it with respect to the Collateral.

     (b) On and after the time the Servicer receives a notice of termination pursuant to this Section 9.01, the Backup Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the Servicer's failure to provide information required by this Section 9.01 shall not be considered a default by the Backup Servicer hereunder. The Backup Servicer shall have (i) no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the Backup Servicer becomes the successor to the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any repurchase or advancing obligations, if any, of the Servicer, (iii) no obligation to pay any taxes required to be paid by the Servicer (provided that the Backup Servicer shall pay any taxes for which it is liable), (iv) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, and (v) no liability or obligation with respect to any indemnification obligations of any prior servicer including the Servicer. The indemnification obligations of the Backup Servicer, upon becoming a successor servicer, are expressly limited to those arising on account of its failure to act in good faith and with reasonable care under the circumstances. In addition, the Backup Servicer shall have no liability relating to the representations and warranties of the Servicer contained in Article V.

Notwithstanding the above, the Lender may, if the Backup Servicer shall be unwilling to so act, or shall, if the Backup Servicer is unable to so act, appoint itself, or appoint any established servicing institution acceptable to the Lender in its sole discretion as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, and after the Lender notifies the Servicer to discontinue performing servicing functions under this Agreement, the Backup Servicer (or the Lender if there is no Backup Servicer) shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Lender may make such arrangements for the compensation of such successor out of payments on Medallion Loans as it and such successor shall agree. The Borrower, the Lender and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (c) Other than as specifically set forth in this Agreement, the Backup Servicer shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer and shall have no liability for any action taken or omitted by the Servicer.

     (d) The Backup Servicer may allow a subservicer to perform any and all of its duties and responsibilities hereunder, including but not limited to its duties as successor servicer hereunder should the Backup Servicer become the successor servicer pursuant to the terms of this Agreement; provided, however, that the Backup Servicer shall remain liable for the performance of all of its duties and obligations hereunder to the same extent as if no such subservicing had occurred.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     Section 10.01 Amendment. This Agreement may be amended or modified from time to time by the parties hereto, but only by an instrument in writing signed by each of the parties hereto.

     Section 10.02 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, to the extent relevant, the Backup Servicer, and to the benefit of their respective permitted successors and assigns. No party may assign any of its rights or obligations hereunder without the consent of the other parties hereto; provided, that the Lender may assign any or all of its rights and obligations hereunder with respect to any or all of the Medallion Loans.

     Section 10.03 No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as an agent for the Borrower or the Lender.

     Section 10.04 Governing Law. This Agreement shall be construed according to the laws of the State of New York, without regard to conflict of laws applied in the State of New York.

     Section 10.05 Notices. All demands, notices and communications relating to this Agreement shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or by overnight courier, or, if by other means, when received by the other party or parties at the address shown below, or such other address as may hereafter be furnished to the other party or parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

     The Borrower:

        Taxi Medallion Loan Trust I
        437 Madison Avenue
        New York, New York  10022
        Attention: President
        Telecopier No.: 212-328-3654
        Telephone No.: 212-328-3654

     The Servicer:

        Medallion Funding Corp.
        437 Madison Avenue
        New York, New York  10022
        Attention: President
        Telecopier No.:  212-328-2121
        Telephone No.:  212-328-2101

     The Lender:

        Merrill Lynch Bank USA
        15 W. South Temple
        Suite 300
        Salt Lake City, Utah 84101
        Attention: Louise Alder
        Telecopier No.: 801-531-7470
        Telephone No.: 801-526-8324

     With a copy to:

        Merrill Lynch Global Asset Based Finance
        4 World Financial Center
        New York, New York  10080
        Attention:  Joshua Green
        Telecopier No.: 212-449-6673
        Telephone No.: 212-449-7330

     Section 10.06 Article and Section Headings; Severability of Provisions; Counterparts. The article and section headings of this Agreement are for convenience only and are not to be used to interpret or define the provisions hereof. In the event that any provision of this Agreement conflicts with applicable law, such conflict shall not affect the other provisions of this Agreement which can be given effect without the conflicting provision, and to this end the provisions of this Agreement are declared to be severable. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all counterparts shall constitute one and the same instrument.

     Section 10.07 Miscellaneous. Each party agrees to execute and deliver such instruments and take such actions as the other party shall from time to time reasonably request to carry out the terms of this Agreement.

     Section 10.08 Costs; Expenses. Without duplication of any amounts paid by the Borrower, the Servicer agrees to reimburse the Lender as and when billed by the Lender for all of the Lender's costs and expenses incurred in connection with the enforcement or the preservation of the Lender's rights under this Servicing Agreement, or rights against the Servicer in its capacity as Servicer under any other Loan Document to which it is a party, including without limitation the fees and disbursements of its counsel (including all fees and disbursements incurred in any action or proceeding between the Servicer and an Indemnified Party or between an Indemnified Party and any third party relating hereto).

     Section 10.09 Periodic Due Diligence Review. The Servicer acknowledges that the Lender has the right to perform continuing due diligence reviews with respect to the Medallion Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder or under the Loan Agreement, or otherwise, and the Servicer agrees that upon reasonable (but no less than one (1) Business Day's) prior notice to the Servicer (which prior notice shall not be required after the occurrence and during the continuation of a Default), the Lender or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Medallion Loan Files and any and all documents, records, agreements, instruments or information relating to such Medallion Loans in the possession or under the control of the Servicer and/or the Custodian. The Servicer also shall make available to the Lender a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Medallion Loan Files, the Medallion Loans, the Borrowing Base or other related matters. Without limiting the generality of the foregoing, the Servicer acknowledges that the Lender may make Advances to the Borrower based solely upon the information provided by the Servicer to the Lender and the representations, warranties and covenants contained herein, and that the Lender, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Medallion Loans securing such Advance, including without limitation ordering new credit reports and otherwise re-generating the information used to originate such Medallion Loans. The Lender may underwrite such Medallion Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting, provided that such third party underwriter shall agree in writing with the Borrower to maintain the confidentiality of the information reviewed and only to use such information in connection with its engagement by the Lender in connection with this Servicing Agreement or any other Loan Document. The Servicer agrees to cooperate with the Lender and any third party underwriter in connection with such underwriting, including, but not limited to, providing the

Lender and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Medallion Loans in the possession, or under the control, of the Servicer. The Borrower shall reimburse the Lender for all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the Lender's activities pursuant to this Section 9.09 and Section 10.16 of the Loan Agreement; provided, however that, except if a Servicer Default or Event of Default has occurred and is continuing, the Borrower shall not be required to reimburse the Lender for ongoing due diligence and monitoring costs and expenses in excess of $20,000 for any calendar year.

                            (SIGNATURE PAGE FOLLOWS)

     IN WITNESS WHEREOF, each party has caused this Servicing Agreement to be executed in its name by its duly authorized officer, as of the day and year first above written.

                                       MEDALLION FUNDING CORP.,
                                          as Servicer



                                       By: /s/ Andrew Mustein
                                           ------------------------------------
                                           Name:  Andrew Murstein
                                           Title: President

                                       By: /s/ Alvin Murstein
                                           ------------------------------------
                                           Name:  Alvin Murstein
                                           Title: Chief Executive Officer


                                       TAXI MEDALLION LOAN TRUST I,
                                          as Borrower

                                       By: /s/ Andrew Murstein
                                           ------------------------------------
                                           Name:  Andrew Murstein
                                           Title: President


                                       MERRILL LYNCH BANK USA,
                                          as Lender

                                       By: /s/ David L. Millett
                                           ------------------------------------
                                           Name:  David L. Millett
                                           Title: Vice President

                                                                    EXHIBIT 1.01
                                                                    ------------

                 FORM OF BACKUP SERVICER SUPPLEMENTAL AGREEMENT

                                                                 EXHIBIT 4.02(a)
                                                                 ---------------

                             FORM OF SERVICER REPORT

                                                                 EXHIBIT 4.02(b)
                                                                 ---------------

                      FORM OF ELIGIBILITY VIOLATION NOTICE

                                     [DATE]

Merrill Lynch Bank USA
15 W. South Temple
Suite 300
Salt Lake City, Utah 84101
Attention: Louise Alder

Ladies/Gentlemen:

     Reference is made to the Loan and Security Agreement, dated as of September 13, 2002 (the "Loan Agreement"; capitalized terms used but not otherwise defined herein shall have the meaning given them in the Loan Agreement), between Medallion Taxi Loan Trust I (the "Borrower") and Merrill Lynch Bank USA (the "Lender"). Reference is further made to the Servicing Agreement, dated as of September 13, 2002 (the "Servicing Agreement"), among Medallion Funding Corp. (the "Servicer"), the Borrower and the Lender. Capitalized terms that are used but not otherwise defined herein shall have the respective meanings given to them in the Loan Agreement or the Servicing Agreement, as applicable.

     In accordance with Section 4.02(b) of the Servicing Agreement, the undersigned Servicer hereby notifies you that the certain Medallion Loans listed below no longer satisfy each of the Eligibility Criteria listed on Schedule 1 of the Loan Agreement. A description of each such violation is as follows:

     (1)  Medallion Loan #:

     (2)  Date originally pledged to the Lender:

     (3)  Original principal amount of such Medallion Loan: $__________.

     (4)  Outstanding principal amount of such Medallion Loan: $__________.

     (5)  Description of the violation: __________
          _____________________________________________________________________
          _____________________________________________________________________

     The undersigned Servicer hereby notifies you that the Borrower shall no later than [on the date hereof prepay the outstanding principal amount of Advances in part or in whole, together with accrued and unpaid interest on, and other costs relating to such prepayment under the Loan Agreement payable by the Borrower with respect to, the principal amount prepaid][on the date hereof pledge additional Eligible Medallion Loans to the Lender (which shall be in all respects acceptable to the Lender)], such that after giving effect to such [prepayment] [pledge] the aggregate outstanding principal amount of the Advances will not exceed the Borrowing Base.

                                       Very truly yours,


                                       MEDALLION FUNDING CORP.



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title: